Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2014, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-194767) and related Prospectus of Box, Inc. for the registration of shares of its Class A common stock.

San Francisco, California

July 7, 2014